Exhibit 10.15

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), dated as of June 20, 2006 by and between Ascent Energy, Inc. (the “Company”), and David A. Rice (the “Executive”).

WITNESSETH:

WHEREAS, the Executive and Company entered into an Employment Agreement dated June 20, 2006 (“Employment Agreement”); and

WHEREAS, the Executive and Company desire to amend the Employment Agreement;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby agree as follows:

1. Limitations on Payments. Section 7(g) of the Employment Agreement is hereby modified and amended to read as follows:

Subject to and except as otherwise provided in this Section 7(g), if any amount or benefit otherwise payable under this Agreement is subject to the excise tax imposed under Section 4999 of the Code, the amount or benefit otherwise payable to the Executive shall be reduced in the manner hereafter described, with the result that the Executive shall receive the maximum amount permitted without the imposition of an excise tax under Section 4999 of the Code. In making a determination as to whether a payment or other benefit payable under this Agreement would cause an excise tax to be imposed under Section 4999, all payments or benefits under this Agreement shall be consolidated with the benefits provided by all other arrangements, programs, plans, agreements or understandings of any kind between the Company and/or any affiliate and the Executive if they are of a type that would be deemed “parachute payments”, as that term is defined in Section 280G of the Code; provided, however, any payment to or for the benefit of Executive in the nature of compensation under the Equity Incentive Plan of Ascent Energy, Inc. (the “Plan”); any replacement plans or similar, additional plans; any stock option plans; share appreciation rights; or any additional current or future incentive plans of Ascent Energy, Inc. or any affiliate, shall not be considered “parachute payments” for purposes of this Agreement and shall be excluded from the limitation on payments set forth in this Section 7(g) . In the event it is determined that any such excise tax would be due, the Executive shall have the right to elect to reduce the amount payable to the Executive under any one or more of the agreements, plans, programs, arrangements or understandings in any way that he determines, and if any one

AMENDMENT TO EMPLOYMENT AGREEMENT	Page 1

agreement, plan, program, arrangement or understanding has more than one benefit, he may choose between benefits in order to reach the required reduction overall. The determinations required to be made under this provision shall be made by the Company’s auditors and such determinations shall be final and binding on the Company and the Executive except in the case of manifest error. Should the Company’s auditors fail or refuse to make any determination required by the provision then another accounting firm shall be selected by the mutual agreement of the Company and the Executive, and if they fail to reach an agreement, then the Company shall select one accounting firm at its expense and the Executive shall select a second accounting firm at Executive’s expense; and those two accounting firms shall select the accounting firm which shall make the determination required of the Company’s auditors above.

2. No Other Modifications. Except as and to the extent set forth in this Amendment, the Employment Agreement is and remains unmodified and in full force and effect as originally entered into, and is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above and intend that this Amendment have the effect of a sealed instrument.

ASCENT ENERGY, INC.
4965 Preston Park Blvd
Suite 800
Plano, TX 75093
	By:	/s/ Stuart B. Katz

	Name:	Stuart B. Katz

	Title:	Director

EXECUTIVE

/s/ David A. Rice
	Print Name:	David A. Rice

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